Exhibit 99.1

DallasNews Corporation Closes Sale of its North Plant Printing Facility in Plano, TX

DALLAS - DallasNews Corporation (Nasdaq: DALN) (the “Company” or “DallasNews Corp.”)  today announced that it has closed on the sale of its Plano, TX printing facility for total proceeds of $43,500,000. The Company originally announced the sale on December 16, 2024, consistent with its commitment to streamline printing operations into a smaller, leased facility in Carrollton, Texas.

DallasNews Corp. plans to use a portion of the proceeds from the sale to voluntarily fully fund the Company’s pension liabilities – eliminating what the Company views as debt.

Grant Moise, DallasNews Corp.’s Chief Executive Officer, stated, “We are very pleased with the financial outcome from the sale of our Plano facility. This is an important milestone in our Return to Growth Plan and the additional value of voluntarily fully-funding our pension plan brings certainty regarding retirement benefits for more than 1,300 current and former employees.”

Moving forward, Dallas, Texas-based Denago EV - a leading pioneer in the Low Speed Vehicles (LSVs) and cutting-edge golf cart technologies - will utilize the former Dallas Morning News facility in Plano as its Southern U.S. production and manufacturing base.

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant.

The Dallas Morning News, Texas’ leading daily newspaper, is renowned for its excellent journalistic reputation, intense regional focus, and close community ties. As a testament to its commitment to quality journalism, the publication has been honored with nine Pulitzer Prizes.

Medium Giant, an integrated creative marketing agency with offices in Dallas and Tulsa, works with a roster of premium brands and companies. In 2024, the agency earned top industry recognition, winning an AAF Addy and the AMA DFW Annual Marketer of the Year Award for Campaign of the Year, along with six prestigious Davey Awards. Medium Giant is a wholly owned business of DallasNews Corporation. For additional information, visit mediumgiant.co.

Statements in this communication concerning the Company’s planned use of the proceeds from the sale of its Plano, TX printing facility, the Company’s planned transition of print operations and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; the timeline for transitioning print operations; consumers’ tastes; newsprint and distribution prices; program costs; the Company’s ability to successfully execute the Return to Growth Plan; the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market; the success of the Company’s digital strategy; labor relations; cybersecurity incidents; and technological obsolescence. Among other risks, there can be no guarantee that the Company’s board of directors will approve a quarterly dividend in the future or that the Company’s financial projections are accurate, as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this communication, are not updated to reflect events or circumstances after the date of the statement.

Contact:
Katy Murray
214-977-8869
KMurray@dallasnews.com